AMENDMENT NO. 1

to the

POOLING AND SERVICING AGREEMENT

dated as of September 1, 2004

HOME EQUITY MORTGAGE LOAN ASSET-BACKED TRUST,

HOME EQUITY MORTGAGE LOAN ASSET-BACKED CERTIFICATES,

SERIES SPMD 2004-B

This AMENDMENT NO. 1, dated and effective as of April 15, 2005 (this “Amendment”), among INDYMAC ABS, INC. (the “Depositor”), INDYMAC BANK, F.S.B. (the “Seller” and the “Servicer”) as applicable and DEUTSCHE BANK NATIONAL TRUST COMPANY (the “Trustee”), to the Pooling and Servicing Agreement relating to the above-captioned Certificates, dated as of September 1, 2004 (the “Pooling and Servicing Agreement”), among the Depositor, the Seller, the Servicer and the Trustee.

RECITALS

WHEREAS, the parties hereto are entering into this Amendment pursuant to the first paragraph of Section 10.01 of the Pooling and Servicing Agreement.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and of the mutual covenants herein contained, the parties hereto hereby agree as follows:

SECTION 1.  Defined Terms. Capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Pooling and Servicing Agreement.

SECTION 2.   Amendment. The parties hereto agree to amend the Pooling and Servicing Agreement as provided herein:

(a) Section 4.02(IV) of the Pooling and Servicing Agreement is hereby amended by deleting Sections 4.02(IV)(d) in its entirety and replacing it with the following paragraph:

(d) From payments, if any, received under Cap Contract A as follows, subject to the provisions set forth in subsection (g) below:

(i) to the Class A-I Certificates based on the amount of the Net WAC Cap Carry Forward Amount for such Class;

(ii) to the Subordinated Certificates, sequentially, based on the amount of the Net WAC Cap Carry Forward Amount for each such Class to the extent not paid from payments under Section 4.02(f)(ii) below or payments under Cap Contract B pursuant to Section 4.02(e)(ii) below; and

(iii) to the Class C Certificates any remaining cap payments.

(b) Section 4.02(IV) of the Pooling and Servicing Agreement is hereby amended by deleting the first paragraph of Section 4.02(IV)(e) in its entirety and replacing it with the following paragraph:

(e) From payments, if any, received under Cap Contract B as follows, subject to the provisions set forth in subsection (g) below:

(i) to the Group II Certificates, pro rata, based on the amount of the Net WAC Cap Carry Forward Amount for each such Class;

(ii) to the Subordinated Certificates, sequentially, based on the amount of the Net WAC Cap Carry Forward Amount for each such Class to the extent not paid from payments under Section 4.02(f)(ii) below or payments under Cap Contract A pursuant to Section 4.02(d)(ii) above; and

(iii) to the Class C Certificates, any remaining cap payments.

(c) Section 4.02(IV) of the Pooling and Servicing Agreement is hereby amended by adding the following subsection (g) thereto:

(g) Notwithstanding anything to the contrary herein, for so long as any Certificates are held by the Seller or its Affiliates the Trustee shall not knowingly distribute any amounts received under Cap Contract A or Cap Contract B in respect of any Class of Certificates held by the Seller or any of its Affiliates, and any such amounts shall instead be distributed in accordance with Section 4.02(IV) excluding those Certificates held by the Seller or its Affiliates. At least six (6) Business Days prior to the related Distribution Date, the Seller shall make available to the Trustee a statement containing (i) the aggregate Certificate Balances of each of the Group I Certificates, Group II Certificates, Subordinated Certificates and Class C Certificates owned by the Seller or any of its Affiliates during the immediately preceding Interest Accrual Period and/or as of the date of such statement to the Trustee and (ii) the names of the Sellers and/or any of its Affiliates that own any of the Group I Certificates, Group II Certificates, Subordinated Certificates or Class C Certificates during the immediately preceding Interest Accrual Period and/or as of the date of the such statement to the Trustee. The Seller and its Affiliates hereby agree that (i) the Seller and its Affiliates shall own not less than 100% of any Class of Certificates and all transfers of Group I Certificates, Group II Certificates, Subordinated Certificates or Class C Certificates of any Class that the Seller and/or its Affiliates may undertake shall be restricted to 100% of such Class and (ii) neither the Seller nor any of its Affiliates shall undertake to sell any Certificates held by such entities or purchase any additional Certificates from the date of such statement to the Trustee until the first day following the related Distribution Date. Any amounts received by the Seller or any of its Affiliates under Cap Contract A or Cap Contract B, in respect of such Certificates owned by the Seller or any of its Affiliates, or in error or otherwise, shall be immediately returned by the Seller to the Trustee and then distributed by the Trustee to other entitled Certificateholders of such Class in accordance with Section 4.02(IV) and if no such other Certificateholders, to the Cap Contract Counterparty.

SECTION 3.    Limited Effect. Except as expressly amended and modified by this Amendment, the Pooling and Servicing Agreement shall continue in full force and effect in accordance with its terms. Reference to this Amendment need not be made in the Pooling and Servicing Agreement or any other instrument or document executed in connection therewith or herewith, or in any certificate, letter or communication issued or made pursuant to or with respect to, the Pooling and Servicing Agreement, any reference in any of such items to the Pooling and Servicing Agreement being sufficient to refer to the Pooling and Servicing Agreement as amended hereby.

SECTION 4.   Governing Law. This Amendment shall be construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws without regard to conflicts of laws principles thereof.

SECTION 5.    Counterparts. This Amendment may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

SECTION 6.    Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Amendment for any reason whatsoever shall be held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Amendment and shall in no way affect the validity or enforceability of the other provisions of this Amendment.

SECTION 7.   Successors and Assigns. The provisions of this Amendment shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto, and all such provisions shall inure to the benefit of the Certificateholders.

SECTION 8.  Section Headings. The section headings used in this Amendment are for convenience of reference only, and shall not limit or otherwise affect the meaning hereof.

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment as of the date hereof.

INDYMAC ABS, INC., as Depositor

By:	/s/ Isaac Carrillo
Name:	Isaac Carrillo
Title:	Vice President

INDYMAC BANK, F.S.B. as Servicer and Seller

By:	/s/ Isaac Carrillo
Name:	Isaac Carrillo
Title:	Vice President

DEUTSCHE BANK NATIONAL TRUST COMPANY not in its individual capacity but solely as Trustee

By:	/s/ Brent Hoyler
Name:	Brent Hoyler
Title:	Associate

By:	/s/ Jennifer Hermansader
Name:	Jennifer Hermansader
Title:	Associate